Exhibit 10.3

SECOND AMENDED AND RESTATED

LEASE AGREEMENT

This Second Amended and Restated Lease Agreement (this “Agreement”), dated February 7, 2019, is by and among Clifton Mining Company, a Utah corporation (“Clifton”), The Woodman Mining Company, a Utah corporation (“Woodman,” and together with Clifton, the “Lessors”), and Desert Hawk Gold Corp., a Nevada corporation (“Desert Hawk”) (each of Clifton, Woodman and Desert Hawk, individually a “Party” and collectively, the “Parties”).

RECITALS

A. Clifton owns or controls certain patented and unpatented mining claims and is the lessee of certain Utah state metalliferous mineral leases covering lands in the Gold Hill Mining District, in Tooele County, Utah, and Woodman jointly owns with Clifton certain of said patented mining claims.

B. On July 10, 2009, Clifton entered into an agreement with International Minerals & Metals Inc. and IMM-Dworkin Holdings, LLC (collectively, “IMM”) whereby Clifton purchased 82 unpatented mining claims owned or controlled by IMM and agreed to pay IMM a 0.5% (one-half of one percent) net smelter returns royalty (the “IMM Royalty”) on any future mineral production revenues arising from those claims (the “IMM Agreement”). The mining claims that are subject to the IMM Royalty are described in Exhibit A hereto (the “IMM Royalty Property”).

C. On or about July 14, 2009, Lessors entered into an agreement with Dumont Nickel Inc. (now known as DNI Metals Inc.) and Dumont Mining Company (collectively, the “Dumont Entities”) whereby Lessors purchased various mining claims, millsite claims and state mineral leases, subject to a reservation by or a grant to the Dumont Entities of a 0.5% (one-half of one percent) net smelter returns royalty (the “Dumont Royalty”) payable on any future mineral production revenues arising from 26 of the claims and one of the leases (the “Dumont Agreement”). The properties that are subject to the Dumont Royalty are described in Exhibit B hereto (the “Dumont Royalty Property”).

D. The Parties entered into that certain Mining Venture Agreement dated as of July 24, 2009 (the “Original Agreement”), a memorandum of which was recorded on August 11, 2009 as entry number 330699 in the records of the Tooele County Recorder, in which Clifton and Woodman granted to Desert Hawk exclusive possession of certain patented and unpatented mining claims for exploration, development and mining purposes, and the right to occupy, explore, develop and mine such mining claims for minerals.

E. The Parties subsequently entered into that certain Amended and Restated Lease and Sublease Agreement dated as of July 24, 2009 (the “Amended Agreement”), a memorandum of which was recorded on June 14, 2010 as entry number 342985 in the records of the Tooele County Recorder, in which Clifton and Woodman leased to Desert Hawk certain patented and unpatented mining claims and subleased to Desert Hawk certain Utah state mineral leases, for purposes of mineral exploration, development and mining. The Amended Agreement superseded and replaced the Original Agreement in its entirety.

F. On September 9, 2013, Desert Hawk surrendered and relinquished from the Amended Agreement certain mining claims and mineral leases, by virtue of a Notice of Partial Lease Termination recorded on September 25, 2013 as entry number 389821 in the records of the Tooele County Recorder.

G. The Parties wish to terminate the Amended Agreement as to certain of the mining claims and all of the mineral leases; supersede and replace the Amended Agreement as to the remaining mining claims; and amend, restate and replace the Amended Agreement in its entirety with this Agreement; all as provided in this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

Article I
DEFINITIONS; CERTAIN InterPRETATIVE PROVISIONS

1.1 Defined Terms. For purposes of this Agreement, the following terms have the following meanings (in addition to other terms defined elsewhere in this Agreement):

(a)	“Affiliate” means any person, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with a Party. For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust, or otherwise.

(b)	“BLM Maintenance Fees” means the annual unpatented mining claim maintenance fees payable to the United States Bureau of Land Management “BLM”) under the Mining Law of 1872, as amended, in connection with the Leased Premises.

(c)	“Cactus Mill” means the mill facility located on the unpatented Cactus millsite claim (BLM serial number UMC317839, located within Section 35 of T7S, R18W, and Section 2 of T8S, R18W, SLM), and includes all improvements, buildings and fixtures included in, attached to, or used with the mill, but does not include the Cactus millsite claim or any other real property.

(d)	“Development” means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products.

(e)	“Leased Premises” means those parts of the patented and unpatented mining claims described in Exhibit C hereto.

(f)	“Leasehold Mortgagee” means Pandion Mine Finance, LP.

(g)	“Mining” means the mining, extracting, producing, handling, milling or other processing of Products.

(h)	“Products” means all ores, minerals, and mineral resources produced from the Leased Premises under this Agreement.

(i)	“Relinquished Properties” means all of the patented mining claims, unpatented mining claims, unpatented millsite claims and state mineral leases that were subject to the Original Agreement or the Amended Agreement, other than the Leased Premises.

1.2 Certain Interpretative Provisions. In this Agreement, unless the contrary intention appears, a reference:

(a)	to the singular includes the plural and vice versa, and to a gender includes all genders;

(b)	to any rules or statutory provision includes any modification or re-enactment of it or any provision substituted for it, and all rules, procedures, ordinances, regulations and statutory instruments (however described) issued under it;

(c)	to the words “including” and “include” shall mean “including without limitation” and “include without limitation,” respectively;

(d)	the headings do not affect the interpretation of this Agreement and the Exhibits form part of this Agreement; and

(e)	in this Agreement the words “Exhibit,” “Exhibits,” “Article,” “Articles,” “Section” or “Sections,” refer to Exhibits to and Articles and Sections of this Agreement.

Article II
Grant of lease, RELINQUISHMENT OF RIGHTS, ETC.

2.1 Grant of Lease and Related Rights. Lessors by these presents do grant, demise, lease and let the Leased Premises exclusively unto Desert Hawk for the purpose of exploration, evaluation, Development, Mining and production of Products therefrom, subject to the Royalty payments described in Section 6.5 and all other terms and conditions of this Agreement. Subject to applicable regulatory and permitting requirements and the terms and conditions of this Agreement, Clifton grants to Desert Hawk the following rights, to the extent that Clifton holds and can therefore grant such rights:

(a)	exclusive and quiet possession of the Leased Premises for exploration, Development and Mining purposes during the term of this Agreement;

(b)	the right to enter upon, into and through the Leased Premises, at such points and in such manner as may be necessary or convenient, and to occupy and use the Leased Premises for the purpose of exploring for, Development of and Mining of Products by any mining and processing method or methods that shall be reasonably practicable, including heap leaching and activities related to heap leaching;

(c)	the right to make reasonable use of the surface of the Leased Premises as may be necessary or convenient to the Development, Mining, removal, storing and marketing of Products, and the right to construct, use and maintain structures, stockpiles, roads, power lines and other improvements on the Leased Premises as shall be reasonably necessary in connection with Desert Hawk’s operations hereunder;

(d)	the right to have and use the free and uninterrupted right-of-way on and within the Leased Premises, at such points and in such manner as may be necessary or convenient to the Development, Mining, removal and marketing of Products;

(e)	the right to transport on, across, over and within the Leased Premises any Products; and

(f)	the continuous right and privilege to destroy so much of the Leased Premises as may be reasonably necessary to carry out the purposes of this Agreement, including the right to enter upon the Leased Premises to repair any subsidence damage that may occur to surface structures on the Leased Premises.

2.2 Reserved Rights. From the foregoing grant Lessors hereby reserve to themselves, their successors and their assigns the following rights:

(a)	the free and uninterrupted right to cross over and within all of the Leased Premises, at such points and in such manner as may be necessary or convenient to the Development, Mining, removal, marketing and transporting of minerals removed from other properties owned or controlled by Lessors or either of them, provided such use does not unreasonably interfere with Desert Hawk’s operations under this Agreement; and

(b)	for the avoidance of doubt, all rights to use for all purposes (including Development and Mining purposes) those portions of the mining claims listed in Exhibit C that are not part of the Leased Premises.

2.3 Relinquished Properties. Desert Hawk hereby relinquishes to Lessors all of the Relinquished Properties and acknowledges that Desert Hawk no longer has any right, title or interest of any kind in or to any of the Relinquished Properties or any minerals or mineral products produced therefrom. Public notice of Desert Hawk’s relinquishment shall be accomplished through the provisions of Section 13.15. Desert Hawk’s relinquishment is and shall continue to be subject to any and all unsatisfied reclamation obligations relative to both the Relinquished Properties and the Leased Premises that were incurred by Desert Hawk during the existence of the Original Agreement or the Amended Agreement. Any such unsatisfied reclamation obligations shall remain the obligations of Desert Hawk and Desert Hawk shall satisfy any such obligations promptly and fully after the Closing Date.

2.4 Term. This Agreement shall be for a term of 20 years from and after the date of this Agreement and for so long thereafter as the Leased Premises are being actively used by Desert Hawk for commercial Mining purposes, unless sooner terminated by the Parties as provided herein.

2.5 No Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

Article III
CACTUS MILL

3.1 Relinquishment of Cactus Mill. The Parties agree that the Cactus Mill, and the Cactus millsite claim (UMC317839), are among the properties relinquished in their entirety by Desert Hawk pursuant to Section 2.3. Desert Hawk makes no representations or warranties as to (i) the condition or state of repair of the Cactus Mill; (ii) the compliance or non-compliance of the Cactus Mill with any applicable laws, regulations or ordinances (including any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Cactus Mill; (iv) any other fact or condition which has or might affect the Cactus Mill or the condition, state of repair, compliance, value, expense of operation or income potential of the Cactus Mill or any portion thereof; or (v) whether the Cactus Mill contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same; but Desert Hawk does represent and warrant that (a) it has not unreasonably changed, altered, modified or disturbed the Cactus Mill in any way during the existence of the Original Agreement or the Amended Agreement, and (b) that it has not deposited any hazardous substances or contaminated materials on any part of the Cactus Mill during the existence of the Original Agreement or the Amended Agreement (the Parties agreeing that, for purposes of this Agreement, ore from the Yellow Hammer Mine is not considered to be a hazardous substance or a contaminated material).

3.2 Permits and Bonds. Reclamation of the Cactus Mill is currently secured by a reclamation surety bond provided by Desert Hawk to the Utah Division of Oil, Gas and Mining (“DOGM”) in the amount of $42,526.00 (the “Current Reclamation Bond”). DOGM has indicated that a reclamation surety bond increase to $192,965.00 (the “Increased Reclamation Bond”) must be completed by Desert Hawk no later than February 28, 2019. If the Closing Date has not occurred by February 21, 2019, Desert Hawk shall be obligated to provide the Increased Reclamation Bond to DOGM at Desert Hawk’s sole expense. Promptly following the Closing Date, Desert Hawk shall cooperate with Lessors in attempting to transfer all of Desert Hawk’s regulatory permits, authorizations and reclamation surety (i.e. the Current Reclamation Bond or the Increased Reclamation Bond, as the case may be) for the Cactus Mill to Clifton, at no cost to Clifton. Notwithstanding the foregoing commitment of cooperation by Desert Hawk, no assurance or guarantee is hereby provided that the permits or reclamation surety bond will be transferrable to Clifton. Desert Hawk’s failure to transfer to Clifton the permits and reclamation surety bond for the Cactus Mill shall not constitute a default under this Agreement or otherwise affect any other terms of this Agreement if Desert Hawk has in good faith used its best efforts to do so, but if Desert Hawk is unable to complete a transfer to Clifton of the permits and reclamation surety bond for the Cactus Mill within one year after the Closing Date, then Desert Hawk shall be obligated to pay to Clifton in cash the amount of the Increased Reclamation Bond (which Clifton may use to provide its own reclamation surety bond for the Cactus Mill) and Desert Hawk may thereafter seek to obtain for its own benefit a refund from DOGM of the Increased Reclamation Bond.

3.3 Possession of Cactus Mill; Risk of Loss. Clifton shall be given possession of the Cactus Mill on the Closing Date. The risk of loss by destruction or damage to the Cactus Mill by fire or otherwise prior to the Closing Date is that of Desert Hawk. Desert Hawk shall leave the Cactus Mill, together with all fixtures, equipment and improvements (including all fixtures, equipment and improvements added or made by Desert Hawk during the term of the Original Agreement or the Amended Agreement), “as is” and shall return to Clifton all of Clifton’s equipment at the Cactus Mill promptly after the Closing Date. For the avoidance of doubt, all existing fixtures, equipment and improvements at and to the Cactus Mill (including all fixtures, equipment and improvements added or made by Desert Hawk during the term of the Original Agreement or the Amended Agreement) shall upon the Closing Date be the sole property of Lessors.

3.4 Temporary Use of Fuel Station by Desert Hawk. For a period of one year following the Closing Date, Desert Hawk shall have access to and use of the fuel station located at the Cactus Mill site, if but only if the Parties first agree in writing to reasonable terms and conditions for such temporary use. In addition to such terms and conditions, Desert Hawk, on behalf of itself and its employees, contractors, agents and representatives, agrees to indemnify, protect, save and hold harmless Clifton and Woodman and their Affiliates (if any) and all of their respective officers, directors, members, managers, trustees, employees, shareholders, partners, agents and representatives (collectively, the “Lessor Indemnitees”) from and against any and all losses, costs, damages, expenses, attorney fees, liens, claims, demands, environmental liabilities and other liabilities, obligations, suits and actions of every kind (collectively, “Losses”) that may be imposed upon or incurred by any of the Lessor Indemnitees on account of, or arising directly or indirectly from, Desert Hawk’s use of the fuel station.

Article IV
REPRESENTATIONS AND WARRANTIES

4.1 Capacity of Parties. Each Party represents and warrants on behalf of itself as follows:

(a)	that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in Utah;

(b)	that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)	that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

(d)	that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

4.2 Lessors Representations and Warranties. Clifton and Woodman (in the case of Woodman, for purposes of Section 4.2 (a) and (e) below only) make the following representations and warranties as of the Closing Date:

(a)	with respect to those of the Leased Premises owned by Clifton and Woodman in fee simple, Clifton and Woodman are in exclusive possession of (subject to the rights granted to Desert Hawk in the Amended Agreement) and own such Leased Premises in their respective interests free and clear of all known defects, liens and encumbrances except those specifically identified as Potential Encumbrances in Exhibit D;

(b)	Clifton has delivered to Desert Hawk all requested information concerning title to the Leased Premises in Clifton’s possession or control, including true and correct copies of all contracts relating to the Leased Premises of which Clifton has knowledge;

(c)	with respect to unpatented mining claims located by Clifton that are included within the Leased Premises, except as provided in Exhibit D and subject to the paramount title of the United States: to the best of Clifton’s knowledge and belief (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location work was properly performed; (iii) location notices were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed in a manner consistent with that required through the assessment year ending September 1, 2019; (v) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) subject to the Potential Encumbrances described in Exhibit D, the claims are free and clear of defects, liens and encumbrances arising by, through or under Clifton; and (vii) Clifton has no knowledge of conflicting third-party claims. Nothing in this Section 4.2(c), however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals. With respect to those unpatented mining claims that were not located by Clifton or an Affiliate of Clifton, but are included within the Leased Premises, Clifton likewise makes the foregoing representations and warranties (with the foregoing exceptions) to the best of its knowledge and belief;

(d)	with respect to the Leased Premises, there are to the best of Lessors’ knowledge and belief no pending or threatened actions, suits, claims or proceedings; and

(e)	with respect to the Dumont Agreement and the IMM Agreement, Lessors have not previously mined any minerals from the IMM Royalty Property or from the Dumont Royalty Property and Lessors therefore owe no royalty payments under either agreement, Lessors have not knowingly caused any default in any material respect under either agreement as a result of Lessors’ actions, and Lessors have not received any notice of an asserted default thereunder.

For purposes of this Section 4.2, “knowledge” means the actual knowledge of Scott Moeller, without any duty of inquiry. Representations and warranties contained in this Section are provided for the exclusive benefit of Desert Hawk and a breach of any one or more thereof may be waived by Desert Hawk in whole or in part at any time without prejudice to its rights in respect of any breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the termination of this Agreement.

4.3 Desert Hawk Representations and Warranties. Desert Hawk hereby represents and warrants to each of Clifton and Woodman that:

(a)	it is, and has been, duly incorporated and validly exists as a corporation in good standing under the laws of the State of Nevada;

(b)	it has the right to enter into this Agreement;

(c)	it is duly qualified to transact business in the State of Utah;

(d)	any of its shares of common stock delivered to Clifton pursuant to this Agreement shall, at the time of delivery to Clifton, be duly authorized, validly issued, fully paid and non-assessable, free of any liens, charges or encumbrances other than such resale restrictions as to holding periods as imposed by regulatory authorities and agreed herein;

(e)	it has obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it;

(f)	with respect to the Dumont Agreement and the IMM Agreement, Desert Hawk has timely and properly paid to Lessors all production royalties owed under both of those agreements, there are no production royalties owing under either agreement that have not already been paid by Desert Hawk to Lessors, Desert Hawk in its operations under the Original Agreement and the Amended Agreement has not breached any material provision of the IMM Agreement or the Dumont Agreement, and Desert Hawk has not received any notice of an asserted default under either agreement;

(g)	it may mortgage or pledge the leasehold interest acquired under this Agreement for purposes of financing exploration, Development and Mining operations on the Leased Premises, including corporate overhead for such operations (but not for any other purpose without Clifton’s prior, written, discretionary consent). The Parties acknowledge that the rights in the Leased Premises granted to Desert Hawk pursuant to this Agreement are leasehold interests only and that Desert Hawk shall not grant any mortgage that affects, relates to or encumbers in any way ownership or fee title to the Leased Premises in any manner whatsoever. Desert Hawk will not do or fail to do or cause or permit to be done any act or thing whatsoever whereby Clifton’s or Woodman’s interest in the Leased Premises may be impaired in any manner whatsoever; and

(h)	it shall do all such acts and things that may be necessary to maintain the Leased Premises in good standing and shall promptly remedy any deficiencies in respect of any of aforesaid warranties.

Representations and warranties contained in this section are provided for the exclusive benefit of Clifton and Woodman, and a breach of any one or more thereof may be waived by Clifton and Woodman in whole or in part at any time without prejudice to their rights in respect of any breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the termination of this Agreement.

4.4 Disclosures. Each Party represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to the other Parties in order to prevent the representations in this Article IV from being materially misleading.

4.5 Liability Regarding Certain Potential Encumbrances. Clifton and Woodman (in proportion to their respective ownership interests in the relevant portions of the Leased Premises) will be responsible for any and all liability that may exist under those Potential Encumbrances that are identified in Exhibit D, and shall indemnify, protect, save and hold harmless Desert Hawk and its Affiliates (if any), officers, directors, employees, shareholders and agents from and against any and all loss of leasehold title or other actual (but not consequential, special, expectancy, speculative or punitive) Losses that may be incurred by Desert Hawk on account of the existence or enforcement of any rights under said Potential Encumbrances.

Article V
PRODUCTION ROYALTIES

5.1 Assumption of Dumont Royalty Obligations. Effective as of the Closing Date, Desert Hawk shall be solely responsible for proper payment to the Dumont Entities of the Dumont Royalty in accordance with the Dumont Agreement with respect to any minerals mined from any of the Dumont Royalty Property. While this Agreement remains in effect, Desert Hawk, at its sole expense, shall timely comply with all provisions of the Dumont Agreement. Desert Hawk, on behalf of itself and its employees, contractors, agents and representatives, shall indemnify, protect, save and hold harmless the Lessor Indemnitees from and against any and all Losses that may be imposed upon or incurred by any of the Lessor Indemnitees on account of, or arising directly or indirectly from, Desert Hawk’s obligations under this paragraph. Desert Hawk shall not enter into any agreement with the Dumont Entities, before or after the Closing Date, that modifies or alters in any way the Dumont Agreement or any of the obligations thereunder, except that Desert Hawk may (with prior notice to Lessors) complete a transaction with the Dumont Entities to purchase and acquire all of the Dumont Royalty. If Desert Hawk completes any such transaction with the Dumont Entities to acquire the Dumont Royalty, then Desert Hawk shall (a) retain exclusive ownership of the Dumont Royalty, (b) allow no encumbrances of any kind on the Dumont Royalty, and (c) not later than 15 days after such acquisition, execute and deliver to Lessors, for no additional consideration from Lessors, an instrument unconditionally and permanently terminating in its entirety the Dumont Royalty as to all of the Dumont Royalty Property, such instrument to be prepared by counsel for Lessors within 7 days after a request to do so by Desert Hawk. The provisions of this Section 5.1 shall survive the termination of this Agreement.

5.2 Assumption of IMM Royalty Obligations. Effective as of the Closing Date, Desert Hawk shall be solely responsible for proper payment to IMM of the IMM Royalty in accordance with the IMM Agreement with respect to any minerals mined from any of the IMM Royalty Property. While this Agreement remains in effect, Desert Hawk, at its sole expense, shall timely comply with all provisions of the IMM Agreement. Desert Hawk, on behalf of itself and its employees, contractors, agents and representatives, shall indemnify, protect, save and hold harmless the Lessor Indemnitees from and against any and all Losses that may be imposed upon or incurred by any of the Lessor Indemnitees on account of, or arising directly or indirectly from, Desert Hawk’s obligations under this paragraph. Desert Hawk shall not enter into any agreement with IMM, before or after the Closing Date, that modifies or alters in any way the IMM Agreement or any of the obligations thereunder, except that Desert Hawk may (with prior notice to Lessors) complete a transaction with IMM to purchase and acquire all of the IMM Royalty. If Desert Hawk completes any such transaction with IMM to acquire the IMM Royalty, then Desert Hawk shall (a) retain exclusive ownership of the IMM Royalty, (b) allow no encumbrances of any kind on the IMM Royalty, and (c) not later than 15 days after such acquisition, execute and deliver to Lessors, for no additional consideration from Lessors, an instrument unconditionally and permanently terminating in its entirety the IMM Royalty as to all of the IMM Royalty Property, such instrument to be prepared by counsel for Lessors within 7 days after a request to do so by Desert Hawk. The provisions of this Section 5.2 shall survive the termination of this Agreement.

5.3 Termination of Royalty Obligation under Amended Agreement. For the avoidance of doubt, the Parties acknowledge that their termination of the Amended Agreement (and replacement thereof with this Agreement, as provided in Sections 13.12 and 13.19) includes the termination of Desert Hawk’s obligations under the Amended Agreement to pay production royalties to Lessors. However, (a) Desert Hawk shall remain obligated to pay Lessors any and all production royalties that have accrued or do accrue under the Amended Agreement, the Dumont Agreement and the IMM Agreement prior to the Closing Date that remain unpaid at that time (which obligation shall survive the termination of this Agreement), and (b) Desert Hawk has a new obligation under this Agreement to pay production royalties to Lessors under certain circumstances as set forth in Section 6.5.

5.4 Royalty in favor of Leasehold Mortgagee. Lessors hereby consent to Desert Hawk’s contractual grant to the Leasehold Mortgagee, in connection with the closing of the transactions contemplated in this Agreement, of a royalty payable on future mineral production revenues, but any such grant shall not alter any of the terms or conditions of this Agreement.

Article VI
CASH, STOCK AND OTHER COMPENSAtion

6.1 Cash Payment. On or prior to the Closing Date, Desert Hawk shall pay Three Million Dollars ($3,000,000) to Clifton by wire transfer. Prior to the Closing Date, Clifton shall provide to Desert Hawk bank wiring instructions for payment of these funds.

6.2 Payment of Delinquent Amounts. On or prior to the Closing Date, Desert Hawk shall pay to Clifton the sum of $13,389.73, in satisfaction of delinquent amounts currently owed by Desert Hawk to Clifton under the Amended Agreement for drill core shed rental fees and state mineral lease rental payments.

6.3 Desert Hawk Shares. On or prior to the Closing Date, Desert Hawk shall issue and deliver to Clifton Five Million Five Hundred Thousand (5,500,000) shares of common stock of Desert Hawk (the “Shares”), which Shares shall be represented by a stock certificate in the name of Clifton delivered on or prior to the Closing Date.

6.4 Registration Rights. Desert Hawk shall grant to Clifton registration rights for the Shares, as set forth in the Registration Rights Agreement attached hereto as Exhibit E (the “Registration Agreement”). To the extent that any of the shares of common stock of Desert Hawk currently owned by Clifton (the “Existing Shares”) have not already been similarly registered by Desert Hawk, Desert Hawk’s obligations under this paragraph and the Registration Agreement shall extend to both the Shares and the Existing Shares.

6.5 Production Royalty Obligation. Desert Hawk shall pay to Clifton a royalty of 2.5% of the net smelter returns on all Products produced from the Leased Premises and sold (the “Royalty”), which Royalty obligation shall commence 18 months after the Closing Date and which Royalty shall be calculated and paid in accordance with the terms of Exhibit F; provided, however, that the Royalty shall not be payable if a registration statement registering the resale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) is declared effective by the Securities and Exchange Commission (“SEC”) within 18 months after the Closing Date; and provided further that the Royalty shall not be payable after the date on which such resale registration statement is declared effected by the SEC.

6.6 Representations of Clifton. Clifton hereby acknowledges that the following statements are true as of the Closing Date:

(a)	Accredited Investor. Clifton hereby represents that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC, because of the fact that Clifton is a corporation, limited liability company, partnership, or a Massachusetts or similar business trust, which was not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000”

(b)	Restricted Securities. Clifton understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC. Therefore, under current interpretations and applicable rules, Clifton will be required to retain the Shares for a minimum period and any future public resale of the Shares that occurs prior to the date that is one year from the date that Clifton receives the Shares from Desert Hawk will be possible only if Desert Hawk is current in its filings with the SEC under the Exchange Act. Accordingly, Clifton hereby acknowledges that it is prepared to hold the Shares for an indefinite period.

(c)	Investment Purpose. Clifton acknowledges that the Shares are being acquired for its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part. Clifton further acknowledges that no other person has, and Clifton currently intends that no person (other than the direct or indirect equity owners of Clifton) will have in the future, a direct or indirect beneficial or pecuniary interest in the Shares.

(d)	Limitations on Resale; Restrictive Legend. Clifton acknowledges and agrees that, while the Shares constitute “restricted securities” under the Securities Act, it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to Desert Hawk (acting reasonably), is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. Clifton also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

(e)	Access to Information. Clifton, through the SEC website (www.sec.gov), has had access to Desert Hawk’s 2017 annual report on Form 10-K and all other reports and documents filed by Desert Hawk with the SEC since the date of the annual report on Form 10-K. Clifton has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(f)	Opportunity to Ask Questions. The person signing this Agreement on behalf of Clifton has had the opportunity to question and receive answers from Desert Hawk concerning the terms and conditions of the proposed stock transaction and the business of Desert Hawk.

(g)	Knowledge and Experience in Business and Financial Matters. The person signing this Agreement on behalf of Clifton has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of Clifton is of such proportion that the total cost of its commitment in the Shares would not be material when compared with Clifton’s total financial capacity.

Article VII
CLOSING

7.1 Closing Date. Subject to the terms and conditions of this Agreement, the effectiveness of this Agreement shall cease, and the Amended Agreement shall remain in full force and effect, if the conditions set forth in Sections 7.2 and 7.3 are not satisfied on or before February 28, 2019 (the “Outside Closing Date”). The date, if any, on which such conditions are satisfied is referred to herein as the “Closing Date.” Any Party may terminate this Agreement by giving notice to the other Parties if the Closing Date has not occurred on or before the Outside Closing Date.

7.2 Desert Hawk’s Closing Deliverables. On or before the Closing Date, Desert Hawk shall deliver to Lessors:

(a)	A duly executed counterpart of this Agreement;

(b)	Resolutions of the Board of Directors of Desert Hawk approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

(c)	$3,000,000 in immediately available funds;

(d)	$13,389.73 as compensation for delinquent amounts owed to Clifton under the Amended Agreement;

(e)	A stock certificate representing the Shares;

(f)	The Registration Agreement, duly executed;

(g)	A duly executed and notarized counterpart of a Notice of Partial Lease Termination and Amended Agreement substantively in the form attached hereto as Exhibit G (the “Notice of Agreement”);

(h)	Any documentation reasonably requested by Lessors to evidence transfer of the Cactus Mill and the Current Reclamation Bond or the Increased Reclamation Bond and related regulatory permits and authorizations to Lessors; and

(i)	All other instruments and documents that Lessors or their respective counsel shall deem to be reasonably necessary: (i) to fulfill any obligation required to be fulfilled by Desert Hawk on the Closing Date; and (ii) to evidence satisfaction of any conditions to the Closing Date.

7.3 Lessors’ Closing Deliverables. On or before the Closing Date, each Lessor shall deliver to Desert Hawk:

(a)	A duly executed counterpart of this Agreement;

(b)	Resolutions of the Board of Directors of Clifton and Woodman approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

(c)	The Registration Agreement, duly executed;

(d)	A duly executed and notarized counterpart of the Notice of Agreement; and

(e)	All other instruments and documents that Desert Hawk or its counsel shall deem to be reasonably necessary: (i) to fulfill any obligation required to be fulfilled by Lessors on the Closing Date; and (ii) to evidence satisfaction of any conditions to the Closing Date.

Article VIII
COMMINGLING

8.1 The contents of this Section 8.1 shall only apply at any time that Desert Hawk is obligated to pay the Royalty in accordance with Section 6.5. Desert Hawk may commingle Products from the Leased Premises (“Subject Ore”) with ores, minerals or other products from other property (“Other Ore”), but before commingling Desert Hawk shall weigh and sample the Subject Ore and Other Ore in accordance with sound mining and metallurgical practices for moisture and metal content and assay the samples to determine metal content. Desert Hawk shall keep accurate records of such commingling data and provide copies quarterly to Clifton showing weights or volumes, moisture, percent metal content, and gross metal content of the Subject Ore and the Other Ore. The revenues from any commingled ore shall be allocated between Subject Ore and Other Ore on the basis of the respective weight, grade, moisture content and metal content of the ores.

Article IX
NON-COMPETITION AND USE OF CLIFTON FACILITIES

9.1 Non-Compete Areas.

(a)	While this Agreement remains in effect, and provided that Desert Hawk is not in default of this Agreement, Lessors shall not negotiate with the owners of, or attempt to purchase, directly or indirectly, any interest in, those patented and unpatented mining claims contained within that part of Sections 7, 8, 17 and 18 of T8S, R17W, SLM depicted by dashed red lines in Exhibit H hereto (the “Non-Compete Area”).

(b)	While this Agreement remains in effect, and provided that Lessors are not in default of this Agreement, Desert Hawk shall not negotiate with Ben Simpson (or his successors) regarding, or attempt to purchase, directly or indirectly, any interest in any patented and unpatented mining claims owned by Mr. Simpson (or his successors) outside of the Non-Compete Area.

(c)	Except as expressly provided in the preceding portions of this Section 9.1, each Party shall have the free, unrestricted and independent right to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Leased Premises or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated herein, without consulting any other Party or inviting or allowing any other Party therein.

9.2 Use of Clifton Facilities. To the extent not needed by Clifton from time to time, Clifton shall make available to Desert Hawk, on a non-exclusive basis, while this Agreement remains in effect the following items and facilities located in or pertaining to Gold Hill, Utah as necessary for Desert Hawk’s operations on the Leased Premises: existing permits, water rights and the trailer park (collectively, the “Gold Hill Facilities”), provided that Desert Hawk shall promptly reimburse Clifton for any and all maintenance and holding fees related to the Gold Hill Facilities, including the annual fees charged by the Utah School and Institutional Trust Lands Administration and other state agencies. Clifton makes no representation or warranty concerning the ownership, status, condition, safety, usability and value of the Gold Hill Facilities and expressly disclaims any such representations and warranties. If Desert Hawk wishes to use any other buildings, equipment or facilities of Lessors, the Parties shall negotiate the terms and conditions of such use on a case by case basis.

9.3 Use of Core Shed. Desert Hawk shall be entitled to use, jointly with Lessors, the drill core shed rented by Clifton in Wendover, Utah. Desert Hawk shall reimburse Clifton, within five days after the beginning of each month, for the monthly rental fee incurred by Clifton (which fee is currently $350 per month). Such monthly reimbursement payments shall be due and payable to Clifton without any invoice from Clifton therefor or any reminder from Clifton thereof. Clifton shall promptly notify Desert Hawk of any increase in the monthly rental fee.

Article X
DESERT Hawk’s PERFORMANCE REQUIREMENTS

10.1 Should Desert Hawk terminate the Agreement, Desert Hawk shall have no residual rights nor retain any ownership in anything including the Leased Premises or equipment, and Lessors shall have no future obligations to Desert Hawk.

10.2 With respect to the Leased Premises, Desert Hawk shall:

(a)	carry out work on the Leased Premises in accordance with good mining and financial practices and in accordance with all applicable federal, state and local laws, regulations and ordinances (as the same may be changed from time to time); and, in the case of accounts, in accordance with generally accepted accounting practices;

(b)	until the registration statement required under Section 6.4 is declared effective by the SEC and for a period of one year thereafter, afford Lessors, upon prior notice and during reasonable business hours, access to the Leased Premises and to all data, records, maps, reports and information in Desert Hawk’s its possession or control from, and relating to, the Leased Premises and to work performed for or by it thereupon with full rights to make copies and/or take extracts (Desert Hawk agreeing to keep full and complete records and accounts at a central location known to Lessors), all at the sole expense and sole risk of Lessors. Lessors hereby indemnify and save harmless Desert Hawk, its representatives and employees from any liability of any nature whatsoever that may arise, or be alleged to arise, with respect to any such access;

(c)	maintain the Leased Premises in good standing, including: Desert Hawk shall pay all property payments and payment obligations (including: (1) BLM Maintenance Fees, which fees shall be paid by no later than July 15 of each year, with written documentation evidencing such payment provided by Desert Hawk to Clifton by no later than August 1 of each year, (2) annual proofs of labor and/or notices of intent to hold, which shall be recorded in Tooele County by no later than two months before the statutory due date, with written documentation of such recordings given to Clifton by no later than one month before the statutory due date, (3) all property tax payments, which shall be paid on or before the statutory due date, with written documentation of such payments given to Clifton by no later than one month before the statutory due date (4) all IMM Royalty payments, which shall be paid at least two weeks prior to the contractual due date, with written documentation of such payments given to Clifton by no later than one week before the contractual due date, (5) all Dumont Royalty payments, with written documentation of such payments given to Clifton by no later than one week before the contractual due date, (6) all regulatory permit fees, and (7) any other payment, royalty or holding obligation that may hereafter be imposed by the federal government or the State of Utah) pertaining or required with respect to the Leased Premises during the term of this Agreement;

(d)	carry out all work and pay all creditors such that no creditor, mechanics, litigation or other liens are levied against the Leased Premises, and if any such liens are so levied, immediately cause the same to be discharged or vacated unless Desert Hawk is diligently contesting the same in good faith;

(e)	maintain reasonable insurance coverage of a nature and extent similar to that maintained by corporations carrying out and/or supervising work of a nature and extent and in a locale similar to that contemplated hereunder, with Lessors to be named insureds on the appropriate policies, and Desert Hawk shall provide a copy of such policies to Clifton before Desert Hawk or any of its employees, contractors or agents enter onto the Leased Premises;

(f)	undertake, in the exercise of its powers and the performance of its duties and obligations hereunder, to act in good faith and with fair dealing;

(g)	on behalf of itself and its employees, contractors, agents and representatives, indemnify, protect, save and hold harmless the Lessor Indemnitees from and against any and all Losses that may be imposed upon or incurred by any of the Lessor Indemnitees on account of, or arising directly or indirectly from, Desert Hawk’s interest in the Leased Premises or Desert Hawk’s activities and operations under or relating to this Agreement; and

(h)	reclaim and restore the Leased Premises in strict accordance with all applicable federal, state and local laws, regulations, ordinances and permits, as the same may be amended from time to time.

The indemnities and the reclamation obligations contained in this Section 10.2 shall survive the termination of this Agreement.

10.3 Except as otherwise provided in this Agreement, Lessors shall not unreasonably interfere with the Mining or Development operations of Desert Hawk on the Leased Premises.

Article XI
DATA

11.1 Clifton shall make available to Desert Hawk all drill core, all geological, geophysical and engineering data and maps, logs of drill holes, results of assaying and sampling, and similar data concerning the Leased Premises (or copies thereof) which are in Clifton’s possession or control, to the extent such materials have not been previously provided to Desert Hawk. Desert Hawk shall have access to the drill core shed maintained by Clifton in Wendover, Utah, provided Desert Hawk is not delinquent in its payment obligations under Section 9.3 or otherwise in breach of this Agreement.

11.2 During the term of this Agreement Desert Hawk shall (i) make available for inspection by Clifton all factual geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling pertaining to the Leased Premises which Desert Hawk has obtained as a result of its activities under this Agreement or under the Amended Agreement and which are then in Desert Hawk’s possession or control, and (ii) upon Clifton’s request and at Clifton’s expense, provide Clifton with copies of any portion of the geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling designated by Clifton.

11.3 Upon the surrender or other termination of this Agreement, Desert Hawk shall, within 60 days after termination, (i) return to Clifton all drill core and original data delivered by Clifton to Desert Hawk which are then in Desert Hawk’s possession or control, and (ii) make available for inspection by Clifton all factual geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling pertaining to the Leased Premises which Desert Hawk has obtained as a result of its activities under this Agreement or under the Amended Agreement and which are then in Desert Hawk’s possession or control. Upon Clifton’s request made within 60 days after termination of this Agreement, Desert Hawk shall, at Clifton’s expense, provide Clifton with the drill core designated by Clifton and with copies of any portion of the geological and geophysical data and maps including interpretive data, logs of drill holes, and results of assaying and sampling designated by Clifton.

11.4 Desert Hawk makes no representation or warranty as to the accuracy or completeness of any data or information provided pursuant to this Article 11, and shall not be liable on account of any use by Clifton or any other person of any such data or information. Desert Hawk shall not be liable for the loss or destruction of any drill core.

Article XII
CONFIDENTIALITY

12.1 Except for joint release of information, for so long as this Agreement remains in effect, all information obtained by Clifton or Woodman or their authorized representatives from Desert Hawk arising out of Desert Hawk’s activities on the Leased Premises pursuant to this Agreement shall be kept strictly confidential by Lessors and shall not be released to any third person except upon the prior written consent of Desert Hawk, unless such release is required upon the advice of counsel to comply with law, with the rules of any stock exchange upon which the shares of Clifton are traded, or with the regulations of any securities commission by which the shares of Clifton are regulated, and except with respect to information that is or becomes generally available to the public through no fault of Lessors.

Article XIII
GENERAL PROVISIONS

13.1 Notices. All notices, payments and other required communications (“Notices”) to the Parties shall be in writing, and shall be addressed respectively as follows:

If to Clifton and/or Woodman:

Clifton Mining Company and/or The Woodman Mining Company

705 East 50 South

American Fork, UT 84003

If to Desert Hawk:

Desert Hawk Gold Corp.

1290 Holcomb Avenue

Reno, NV 89502

All Notices and other required communications to the Leasehold Mortgagee shall be in writing and shall be addressed as follows:

Pandion Mine Finance, LP

437 Madison Avenue

New York, NY 10022

All Notices shall be given (i) by personal delivery, or (ii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, and (ii) if by mail on the next business day after actual receipt. A Party may change its address by Notice to the other Parties. Any Notice of a change of address of the Leasehold Mortgagee shall be given by Desert Hawk to Lessors. Notwithstanding any other provision of this Agreement, Lessors shall be under no obligation to give any Notice of any kind to any Leasehold Mortgagee except for the Leasehold Mortgagee specified in this Section 13.1, and Lessors shall be entitled to use the Leasehold Mortgagee address specified in this Section 13.1 unless and until Lessors are properly notified by Desert Hawk of a change of address for the Leasehold Mortgagee.

13.2 Waiver. The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party’s right thereafter to enforce any provision or exercise any right.

13.3 Relationship of Parties. Nothing contained in this Agreement shall be deemed to constitute any Party, in its capacity as such, the partner, agent or legal representative of any other Party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose whatsoever.

13.4 Modification. So long as any mortgage of the Leasehold Mortgagee remains in effect, this Agreement shall not be modified, and Lessors shall not accept a surrender of any of the Leased Premises or a termination or release of this Agreement, without the prior written consent of the Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed.

13.5 Attorneys’ Fees. If legal action is instituted by any Party to enforce the terms of this Agreement or to recover damages for the breach of any of the provisions of this Agreement, the prevailing Party or Parties shall be entitled to receive from the other Party or Parties reasonable attorneys’ fees to be determined by the court in which the action is brought.

13.6 Termination and Surrender.

(a)	If Desert Hawk fails to comply with the provisions of this Agreement and if Desert Hawk fails to correct the default within 60 days (but only 30 days in the case of a failure to make a required monetary payment) after written notice has been given to Desert Hawk and the Leasehold Mortgagee by Lessors specifying with reasonable particularity the nature of the default (or, if the default is something other than a monetary payment obligation and cannot reasonably be cured within 60 days, if Desert Hawk does not initiate and diligently pursue steps to cure the default within said 60-day period), then upon the expiration of the 30-day or 60-day period, as the case may be, all rights of Desert Hawk under this Agreement shall terminate, except that Desert Hawk shall have the rights provided in subparagraph (d) of this Section. Any default claimed with respect to the payment of money may be cured by the deposit in escrow of the amount in controversy (not including claimed consequential, special, exemplary or punitive damages) and giving of notice of the deposit to Lessors, the amount to remain in escrow until the controversy is resolved by decision of a court or otherwise. If Desert Hawk by Notice to Lessors within said 30-day or 60-day period disputes the existence of a default, then this Agreement shall not terminate unless Desert Hawk does not correct the default within 30 or 60 days, as the case may be, after the existence of a default has been determined by the final and non-appealable decision of a court of competent jurisdiction or otherwise (or if the default is something other than a monetary payment obligation and cannot reasonably be cured within 60 days, if Desert Hawk does not initiate and diligently pursue steps to cure the default within said 60-day period).

(b)	Subject to the right of Lessors to terminate this Agreement as provided in the foregoing subparagraph (a), controversy between the Parties to this Agreement shall not interrupt operations under this Agreement. In the event of any controversy, Desert Hawk may continue operations under this Agreement and shall make the payments provided for in this Agreement notwithstanding the existence of the controversy. Upon the resolution of the controversy, such payments or restitutions shall be made as required by the terms of the decision of the court or otherwise.

(c)	Desert Hawk may at any time after proper reclamation of all of the Leased Premises affected by Desert Hawk’s operations (or that part of the Leased Premises affected by Desert Hawk’s operations that it wishes to surrender, as applicable) terminate this Agreement (as to all or any part of the Leased Premises) by delivering to Lessors or by recording with the Tooele County Recorder (with a copy to Lessors) a good and sufficient release of this Agreement (or a partial release describing that portion of the Leased Premises as to which this Agreement is released). Upon recording or mailing to Lessors the release (or partial release), all rights, liabilities and obligations of Desert Hawk under this Agreement (with respect to the portion of the Leased Premises as to which this Agreement is terminated) shall terminate, except (1) those liabilities and obligations (such as warranties, indemnifications, royalty payments, auditing rights and reclamation responsibilities) that have accrued prior to termination, and (2) unless Desert Hawk’s termination occurs on or before July 1 of the year, Desert Hawk shall nonetheless be required to make the BLM Maintenance Fees payment and filing as provided herein for the following assessment year, as well as the related Tooele County recording for such following assessment year.

(d)	Prior to any termination of this Agreement by Desert Hawk, or upon any termination of this Agreement by Lessors, in each case subject to the terms and conditions of this Agreement, Desert Hawk shall have a reasonable period of time (not to exceed one year) in which to enter onto and remove from the Leased Premises all of its machinery, buildings, structures, facilities, equipment, stockpiled ore (subject to the payment of royalties therefor as provided for in this Agreement) and other property of every nature and description erected, placed or situated thereon, except foundations of a permanent nature, supports, track and pipe placed in shafts, drifts or openings in the Leased Premises so long as such remaining structures are left in a condition that is safe, nontoxic and in compliance with all applicable federal, state and local laws, regulations, ordinances and codes governing reclamation of mined lands. In no way shall the language of this paragraph be construed to mean that Lessors have accepted as an appurtenance to the Leased Premises, or have allowed Desert Hawk or its agents to leave on the Leased Premises, any structures, waste, shafts, tunnels, excavations or equipment that were created or placed on the Leased Premises or used in conjunction with Desert Hawk’s business or operations on the Leased Premises, that have not been properly reclaimed and released from any further reclamation obligations by the proper federal, state and local agencies having authority to do so. At the conclusion of such reclamation, Desert Hawk shall give Lessors written notice of such conclusion and Lessors shall thereafter have 180 days in which to inspect the Leased Premises and any property that remains on the Leased Premises. At that time Lessors shall determine if they wish to accept title to such remaining property or equipment. If Lessors do accept title to any remaining property or equipment then Desert Hawk, or any other person entitled to do so, shall convey title to that property or equipment through a properly acknowledged instrument of transfer. Remaining property not accepted by and transferred to Lessors shall be removed at Desert Hawk’s expense or reclaimed in accordance with all applicable federal, state and local laws, regulations, ordinances and codes at Desert Hawk’s expense.

13.7 Notice of Default; Opportunity to Cure. As a precondition to exercising any rights or remedies for any alleged default under this Agreement, Lessors shall give written notice of the default to the Leasehold Mortgagee concurrently with delivery of such notice to Desert Hawk, specifying in reasonable detail the alleged default and the required remedy. In the event Lessors give any such notice, the following provisions shall apply:

(a)	The Leasehold Mortgagee shall have the same concurrent period of time after receipt of the default notice as is given to Desert Hawk in Section 13.6(a) to remedy or cause to be remedied the default plus, in each instance, (i) an additional 10 days after the expiry of the cure period applicable to Desert Hawk in the event of any monetary default (meaning any failure to pay when due any rent, real property taxes, insurance premiums or other monetary obligation of any kind under this Agreement), and (ii) an additional 30 days after the expiry of the cure period applicable to Desert Hawk in the event of any other type of default, provided that such 30-day period shall be extended for the time reasonably required to complete such cure, including the time required for the Leasehold Mortgagee to perfect its right to cure such default by obtaining possession of the Leased Premises (including possession by a receiver) or by instituting foreclosure proceedings, provided the Leasehold Mortgagee acts with reasonable and continuous diligence. The Leasehold Mortgagee shall have the absolute right to do any act or thing required to be performed by Desert Hawk under this Agreement, and any such act or thing performed by the Leasehold Mortgagee shall be as effective to prevent a termination under this Agreement and/or a forfeiture of any rights under this Agreement as if done by Desert Hawk itself.

(b)	During any period of possession of the Leased Premises by the Leasehold Mortgagee (or a receiver requested by the Leasehold Mortgagee) and/or during the pendency of any foreclosure proceedings instituted by the Leasehold Mortgagee, the Leasehold Mortgagee shall pay or cause to be paid the rent and all other monetary charges payable by Desert Hawk that have accrued and are unpaid at the commencement of such period and those that accrue thereafter during such period. Following acquisition of Desert Hawk’s leasehold estate by the Leasehold Mortgagee or its assignee or designee as a result of foreclosure or assignment in lieu of foreclosure, or by a purchaser at a foreclosure sale, this Agreement shall continue in full force and effect and the Leasehold Mortgagee or other party acquiring title to the leasehold estate shall, to the extent not already cured, as promptly as reasonably possible, commence the cure of all other defaults hereunder and thereafter diligently process such cure to completion, whereupon Lessors’ right to terminate this Agreement based upon such defaults shall be deemed waived; provided, however, the Leasehold Mortgagee or other party acquiring title to the leasehold estate shall not be required to cure those non-monetary defaults which are not reasonably susceptible of being cured or performed by such party (“Non-Curable Defaults”). Non-Curable Defaults shall be deemed waived by Lessors upon completion of foreclosure proceedings or acquisition of Desert Hawk’s interest in this Agreement by such party.

(c)	Upon the sale or other transfer of the leasehold interest acquired pursuant to foreclosure or assignment in lieu of foreclosure and the assumption by the transferee of Desert Hawk’s obligations under this Agreement, the Leasehold Mortgagee or other acquiring party shall have no further duties or obligations hereunder.

(d)	If this Agreement terminates as a result of any default, foreclosure or assignment in lieu of foreclosure, or bankruptcy, insolvency or appointment of a receiver in bankruptcy, Lessors shall give prompt written notice to the Leasehold Mortgagee. Lessors shall, upon written request of the Leasehold Mortgagee that is made within 30 days after notice to the Leasehold Mortgagee, enter into a new lease of the Leased Premises with the Leasehold Mortgagee, or its designee, within 30 days after the receipt of such request. Such new lease shall be effective as of the date of the termination of this Agreement, and shall be upon the same terms, covenants, conditions and agreements as contained in this Agreement. Upon the execution of any such new lease, the Leasehold Mortgagee shall (i) pay Lessors any amounts which are due Lessors from Desert Hawk, (ii) pay Lessors any and all amounts which would have been due under this Agreement (had this Agreement not been terminated) from the date of termination to the date of the new lease, (iii) perform all other obligations of Desert Hawk under the terms of this Agreement, to the extent performance is then due and is susceptible of being cured and performed by the Leasehold Mortgagee; and (iv) agree in writing to perform, or cause to be performed, all obligations which have not been performed by Desert Hawk that would have accrued under this Agreement up to the date of commencement of the new lease, except those obligations, if any, which constitute Non-Curable Defaults. Any new lease granted to the Leasehold Mortgagee shall enjoy the same priority as this Agreement over any lien, encumbrance or other interest created by Lessors. The provisions of this Section shall survive termination of this Agreement and shall continue in effect thereafter and, from the effective date of termination to the date of execution and delivery of such new lease, the Leasehold Mortgagee may use and enjoy the Leased Premises without hindrance by Lessors or any person claiming by, through or under Lessors, provided that all of the conditions for a new lease as set forth in this Section are satisfied.

13.8 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that such Party’s performance under this Agreement is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state, or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection, rebellion or terrorism; and fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition, but not inability to meet financial commitments, lack of a market for Products, inability to obtain or delays in obtaining financing, and inability to obtain or delays in obtaining necessary governmental approvals or permits. The affected Party shall promptly give written notice to the other Parties of the suspension of performance, stating therein the commencement date of the suspension, the nature of the suspension, the reasons therefor, and the expected duration thereof. If, but only if, such notice is given, the time for discharging the affected Party’s obligations with respect to the prevented performance shall be extended for the period of force majeure, but the affected Party shall be obligated to use commercially reasonable efforts to eliminate such circumstances as quickly as possible.

13.9 Governing Law, Jurisdiction and Venue. This Agreement shall be construed, interpreted and governed by the laws of the State of Utah (where the Leased Premises are located) without regard for choice of laws or conflict of laws principles that would require or permit the application of the laws of any other jurisdiction. Each of the Parties, on behalf of themselves and their successors, irrevocably consents to the exclusive jurisdiction of the courts of the state of Utah or the federal district court for the District of Utah, as may be applicable, in respect of any disputes arising hereunder, with venue to be in Salt Lake County, Utah.

13.10 Further Assurances; No Merger. Each of the Parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement. If this Agreement and the fee estate in the Leased Premises are ever commonly held, then they shall remain separate and distinct estates and shall not merge without consent by the Leasehold Mortgagee.

13.11 Exhibits. All Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

13.12 Entire Agreement and Successors and Assigns. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings among the Parties relating to the subject matter hereof, including the Original Agreement and the Amended Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

13.13 Execution. This Agreement may be executed by the Parties in counterparts, which taken together shall constitute a single and complete document. This Agreement, once executed, may be delivered by facsimile, email (PDF) or other electronic means, and in such event shall be deemed the equivalent of an agreement with original signatures.

13.14 Severability. If any provision of this Agreement is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will be interpreted so as best to reasonably effect the intent of the Parties. The Parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which is mutually agreeable so as to achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

13.15 Assignment. Desert Hawk may not assign, sublease or otherwise transfer its interest in this Agreement without Clifton’s prior written consent (as to that portion of the Leased Premises owned by Clifton) and Woodman’s prior written consent (as to that portion of the Leased Premises owned by Woodman) in each instance, which consents shall not be unreasonably withheld. This paragraph shall not prevent Desert Hawk from, without Lessors’ consent, mortgaging or otherwise pledging this Agreement for financing purposes in accordance with Section 4.3(g) to the Leasehold Mortgagee. The Leasehold Mortgagee (and anyone whose title derives directly or indirectly from the Leasehold Mortgagee, including a purchaser at any foreclosure sale held under a leasehold mortgage) may, without Lessors’ consent, hold a foreclosure sale, take title to Desert Hawk’s interest under this Agreement, and transfer or assign Desert Hawk’s interest under this Agreement to an entity that has the financial capacity to perform Desert Hawk’s obligations under this Agreement, either in its own name or through a nominee; provided, however, that any transfer or assignment of this Agreement by any party that is not the Leasehold Mortgagee or an affiliate of the Leasehold Mortgagee shall be subject to the first sentence of this Section 13.15. No assignment, sublease or transfer shall be effective against Lessors until Lessors receive written notice of the transfer in accordance with Section 13.1.

13.16 Recording. This Agreement shall not be recorded, but the Notice of Agreement shall be recorded with the Tooele County Recorder by Desert Hawk at its expense immediately after the Closing Date, and a copy of the as-recorded Notice of Agreement shall be delivered to Lessors immediately after such recording. In the event of any inconsistency between the terms and provisions of this Agreement and those contained in the Notice of Agreement, the terms and provisions of this Agreement shall control. The execution and recording of the Notice of Agreement shall not limit, increase or in any manner affect any of the terms of this Agreement, or any rights, interests or obligations of the Parties. Lessors hereby consent to the recordation of the interest of the Leasehold Mortgagee or permitted assignee of Desert Hawk’s interest in this Agreement.

13.17 Priority of Mortgages. Any mortgage on the Leased Premises entered into by Lessors after the Closing Date (a “Lessor Mortgage”) shall be subject and subordinate to this Agreement. Lessors shall not enter into any Lessor Mortgage that violates the preceding sentence. Desert Hawk shall not subordinate this Agreement to any Lessor Mortgage without consent by the Leasehold Mortgagee.

13.18 Estoppel Certificates. Lessors shall, upon reasonable request by Desert Hawk and provided that Desert Hawk is not in breach of any provision of this Agreement, certify in writing that this Agreement is in full force and effect, whether this Agreement has been amended, that to Lessors’ knowledge Desert Hawk is not in default under this Agreement, and the date through which Desert Hawk’s financial obligations hereunder have been paid. Such requests by Desert Hawk shall be made only at reasonable intervals of time.

13.19 Elimination of Leasehold Mortgagee Provisions. Notwithstanding any other provision of this Agreement, at such time as the mortgage held at the Closing Date by the Leasehold Mortgagee (or its documented successor in interest) has been fully satisfied, all provisions of this Agreement concerning the Leasehold Mortgagee shall automatically become inapplicable and ineffective.

13.20 Effect of Agreement. This Agreement shall supersede the Amended Agreement from and after the Closing Date.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below, but effective as of the date first set forth above.

Clifton:

Clifton Mining Company, a Utah corporation

By	/s/ Kenneth Friedman
Kenneth Friedman, President

Date	7 February 2019

Woodman:

The Woodman Mining Company, a Utah corporation

By	/s/ Keith Moeller
Keith Moeller, Vice President

Date	7 February 2019

Desert Hawk:

Desert Hawk Gold Corp., a Nevada corporation

By	/s/ Howard Crosby
Howard Crosby, Executive Chairman

Date	February 6, 2019

EXHIBIT A

IMM ROYALTY PROPERTY

The following 82 unpatented mining claims located within Sections 7, 17, 18, 19, 20, 29, 30 and 31, T8S, R17W, and Sections 1, 12, 13 and 24, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	BLM Serial Number

Centennial Fraction	UMC317838
Clifton #7	UMC317850
Clifton #20	UMC317863
Glenda #1	UMC317840
Glenda #2	UMC317841
Glenda #3	UMC317842
Glenda #4	UMC317843
Glenda #5	UMC317844
Glenda #6	UMC317845
IP #6	UMC317901
IP #7A	UMC317903
IP #8	UMC317904
IP #9	UMC317905
IP #10	UMC317906
IP #11	UMC317907
IP #12	UMC317908
IP #13	UMC317909
IP #14A	UMC317911
IP #14B	UMC317912
IP #15	UMC317913
IP #15B	UMC317914
IP #18	UMC317915
IP #19	UMC317916
IP #20	UMC317917
IP #20A	UMC317918
IP #21	UMC317919
IP #22	UMC317920
IP #22A	UMC317921
IP #23	UMC317922
IP #24	UMC317923
IP #25	UMC317924
IP #26	UMC317925
IP #27	UMC317926
IP #28	UMC317927
IP #29	UMC317928
IP #30	UMC317929
IP #31	UMC317930
IP #32	UMC317931
IP #33	UMC317932
IP #34	UMC317933
IP #35	UMC317934

Claim Name	BLM Serial Number

IP #39	UMC317936
IP #40	UMC317937
IP #41	UMC317938
IP #43	UMC317940
IP #45	UMC317942
IP #47A	UMC317945
IP #53	UMC317948
IP #54	UMC317949
Pearl #5	UMC317954
Pearl #177	UMC317977
Pearl #178	UMC317978
Pearl #209	UMC317999
Pearl #211	UMC318001
Pearl #222	UMC318009
Pearl #222A	UMC318010
Pearl #268	UMC318033
Pearl #269	UMC318034
Pearl #270	UMC318035
Pearl #275	UMC318036
Pearl #276	UMC318037
Pearl #294	UMC318048
Pearl #295	UMC318049
Pearl #296	UMC318050
Pearl #301	UMC318051
Pearl #302	UMC318052
Pearl #333	UMC318065
Pearl #333A	UMC318066
Pearl #334	UMC318067
Pearl #334A	UMC318068
Pearl #335	UMC318069
Pearl #353	UMC318075
Pearl #354	UMC318076
Pearl #355	UMC318077
Pearl #356	UMC318078
Pearl #357	UMC318079
Pearl #365	UMC318080
Pearl #366	UMC318081
Pearl #367	UMC318082
Pearl #438A	UMC318104
Tower #1	UMC317846
Tower #2	UMC317847

[End]

EXHIBIT B

DUMONT ROYALTY PROPERTY

Patented Mining Claims (4)

The following four patented mining claims located within Section 35, T7S, R18W, and Section 2, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	Lot or Mineral Survey Number

Cane Springs	Lot 50
Cane Springs No. 2	MS 4387
Imperial	MS 4388
Newton Albert	Lot 51A

Patented Millsite Claim (1)

The following patented millsite claim located within Sections 35 and 36, T7S, R18W, and Sections 1 and 2, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	Lot Number

Newton Albert	Lot 51B

Unpatented Mining Claims (21)

The following 21 unpatented mining claims located within Sections 17, 18, 19 and 20, T8S, R17W, SLM, Tooele County, Utah:

Claim Name	BLM Serial Number

IP #14A	UMC317911
IP #18	UMC317915
IP #19	UMC317916
IP #20	UMC317917
IP #20A	UMC317918
IP #21	UMC317919
IP #22	UMC317920
IP #22A	UMC317921
IP #23	UMC317922
IP #32	UMC317931
IP #33	UMC317932
IP #34	UMC317933
IP #35	UMC317934
IP #53	UMC317948
IP #54	UMC317949
Pearl #268	UMC318033
Pearl #269	UMC318034
Pearl #270	UMC318035
Pearl #294	UMC318048
Pearl #295	UMC318049
Pearl #296	UMC318050

State Mineral Lease (1)

That portion (and only that portion) of Utah State Lease for Metalliferous Minerals number ML 53279-OBA (dated May 1, 2016) covering the 532.77 acres of state-owned land in Section 2, T8S, R18W, SLM, Tooele County, Utah (previously ML 47181 dated August 14, 1992).

[End]

EXHIBIT C

LEASED PREMISES

Patented Mining Claims (10)

The indicated portions of the following 10 patented mining claims located within Sections 18, 19 and 30, T8S, R17W, and Sections 24 and 25, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	Lot or Mineral Survey Number	Portion
Atlantis	Lot 44	Surface estate only
Columbia	Lot 43	Surface estate only
Elephant	Lot 65	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Fleet Wing	Lot 42	Surface estate only
Iron	Lot 46	Surface estate only
Juniper	Lot 57	Surface estate only
Neptune	Lot 40	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
New Baltimore	MS 4389	All
Paymaster No. 2	Lot 55	Surface estate only
Sunshine	Lot 67	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1

Unpatented Mining Claims (66)

The indicated portions of the following 66 unpatented mining claims located within Sections 17, 18, 19, 20, 25 and 30, T8S, R17W, and Section 25, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	BLM Serial No.	Portion
Clifton #7	UMC317850	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #8	UMC317851	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #10	UMC317853	Surface estate only
Clifton #11	UMC317854	Surface estate only
Clifton #15	UMC317858	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #17	UMC317860	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #18	UMC317861	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
IP 6	UMC317901	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
IP 14	UMC369142	All
IP 14A	UMC317911	Surface estate only
IP 15	UMC317913	Surface estate only
IP 18	UMC317915	All

Claim Name	BLM Serial No.	Portion
IP 19	UMC317916	Surface estate only
IP 20	UMC317917	All
IP 20A	UMC317918	All
IP 21	UMC317919	Surface estate only
IP 22	UMC317920	All
IP 22A	UMC317921	All
IP 23	UMC317922	All
IP 24	UMC317923	All
IP 25	UMC317924	All
IP 26	UMC317925	All
IP 27	UMC317926	All
IP 29	UMC317928	All
IP 30	UMC317929	All
IP 31	UMC317930	All
IP 32	UMC317931	All
IP 33	UMC317932	All
IP 34	UMC317933	All
IP 35	UMC317934	All
IP 50	UMC369143	All
IP 51	UMC369144	All
IP 53	UMC317948	Surface estate only
IP 54	UMC317949	All
Pearl 215	UMC369187	All
Pearl 216	UMC369188	All
Pearl 218	UMC369189	All
Pearl 219	UMC369190	All
Pearl 220	UMC369191	All
Pearl 222	UMC318009	All
Pearl 222A	UMC318010	All
Pearl 241	UMC369203	All
Pearl 242	UMC369204	All
Pearl 243	UMC369205	All
Pearl 244	UMC369206	All
Pearl 245	UMC369207	All
Pearl 246	UMC369208	All
Pearl 266	UMC371747	All
Pearl 267	UMC371748	All
Pearl 268	UMC318033	All
Pearl 269	UMC318034	All
Pearl 270	UMC318035	All
Pearl 275	UMC318036	All
Pearl 276	UMC318037	All
Pearl 292	UMC369217	All
Pearl 293	UMC369218	All
Pearl 294	UMC318048	All
Pearl 295	UMC318049	All
Pearl 296	UMC318050	All
Pearl 322A	UMC369222	Surface estate only
Pearl 325	UMC371749	Surface estate only
Pearl 325A	UMC369225	All
Pearl 354	UMC318076	Surface estate only
Pearl 355	UMC318077	Surface estate only
Pearl 356	UMC318078	Surface estate only
Pearl 357	UMC318079	Surface estate only

EXHIBIT C-1

01/17/2019 New Kiewit Project Boundaries - Heap Area

LEGEND
New Kiewit Project Boundary
Ex. Project Facilities
Proposed Project Heap Leach Pad
Proposed Project Haul Road
0'
500'
1000'
1 inch = 500 feet
N
19
Pearl-321A
Pearl-322A
Pearl-325A
IP-14A
IP-20A
IP-22A
Horse Shoe #2
Flat-500
Keystone #2
Keystone
Pearl-353
Pearl-354
Pearl-355
Pearl-356
Pearl-357
IP-15
IP-53
IP-19
IP-21
IP-23
IP-25
Iron #6
Atlantic
Juniper
Paymaster #
Clifton-12
Clifton-11
Clifton-10
Clifton-13
Clifton-7
Latrobe
Gold Link
Fleet Wing
Columbia
Sunshine
George E
Alliance
IP-10
IP-12
IP-14B
Albany
Neptune
Clifton-17
Clifton-19
Clifton-20
IP-7A
You Owe You and You Owe Me
IP-9
IP-11
IP-13
U76746 PX Apln
Herat
Flat-313
Flat-312
Lost Treasure
Clifton-14
Mount Vernon

EXHIBIT D

POTENTIAL ENCUMBRANCES

In accordance with Section 4.2(a), and without conceding the existence, validity or applicability of such liens and encumbrances, the Parties acknowledge that the following liens and encumbrances (collectively, the “Potential Encumbrances”) may exist with respect to some or all of the Leased Premises:

1. Rights and interests of International Minerals and Metals, Inc. and/or Inter Alia Holding Company (as to item (b) only) under and pursuant to (a) the Mortgage Agreement dated March 17, 1983 between American Consolidated Mining Corporation and International Minerals and Metals, Inc. recorded in Book 209 at Page 705 of the Tooele County records; (b) Mortgage Agreement dated June 24, 1986 between American Consolidated Mining Company, International Minerals & Metals, Inc., Inter Alia Holding Company and RIHT Capital Corporation, recorded in Book 244 at Page 352 of the Tooele County records; and (c) Confirmation of Mortgage Agreements and Grant of Additional Mortgage dated October 18, 1995 from American Consolidated Mining Company and Clifton Mining Company in favor of International Minerals and Metals, Inc., recorded in Book 406 at Page 752 of the Tooele County records.

[End]

EXHIBIT E

REGISTRATION AGREEMENT

EXHIBIT F

ROYALTY

In furtherance to Section 6.5, the following provisions shall apply to the Royalty during the period, if any, that the Royalty is payable by Desert Hawk:

The Royalty is characterized by payments that are a fixed percentage of the net revenue, after certain deductions, received from the sale of Products to a smelter, refinery or other purchaser. More specifically, it is the amount of money that the smelter, refinery or other purchaser pays Desert Hawk for the Products, with deductions for (but only for) the costs or penalties imposed by the smelter or refinery. For the avoidance of doubt, there shall be no deduction of mining costs, ore transportation costs, ore processing costs, or any other mining or processing cost.

Should the Products be sold to an Affiliate of Desert Hawk rather than to an independent third party, they shall be deemed sold by Desert Hawk at the time of delivery to the Affiliate, and the Royalty shall mean an amount equal to that which would have been received by Desert Hawk from a bona fide third party purchaser in an arm’s length transaction for an identical product. Similarly, if the smelting or refining is done by an Affiliate of Desert Hawk, any smelting and refining deductions shall be an amount equal to that which would have been charged to a bona fide third party seller in an arm’s length transaction for an identical product.

Payments of the Royalty shall be made to Clifton (on behalf of Lessors) immediately upon Desert Hawk’s receipt of revenues for the Products sold. Whenever possible, Desert Hawk shall cause the smelter, refiner or other purchaser to issue the Royalty payment directly to Clifton at the same time as the balance of revenues is issued to Desert Hawk. If that arrangement is not possible, Desert Hawk shall tender the Royalty payment to Clifton prior to any other use of the sale proceeds by Desert Hawk and in any event by no later than ten (10) business days after Desert Hawk receives payment from the smelter, refiner or other purchaser. All Royalty payments to Clifton (whether from the smelter, refiner or other purchaser or from Desert Hawk) shall be accompanied by written documentation showing the amount of production, the sale date, the sale price and the calculation of Clifton’s Royalty payment, as well as such other information and documentation as Clifton may reasonably request from time to time.

All Royalty payments shall be tendered to Clifton or its assign in accordance with Section 13.1 (excluding required copies as provided in said Section 13.1).

Desert Hawk shall at all times production is occurring upon the Leased Premises accurately weigh, measure and sample, in accordance with customary industry practices for metal mines, all Products to the end that accurate and complete records and reports are made and retained to ascertain the quantity of ores and minerals recovered and removed from the Leased Premises.

For the duration of this Agreement and for a period of at least three years thereafter, Desert Hawk shall keep, at a location within the United States, accurate records of data necessary for the computation of the Royalty. Clifton or its designated representatives, upon notice in writing to Desert Hawk and at Clifton’s expense, shall have the right to audit Desert Hawk’s accounts and records relating to the payment of the Royalty from time to time but no more often than every six months. All audits shall be conducted by Clifton at the office of Desert Hawk where the relevant books and records are maintained and such audit shall be conducted during normal business hours.

Clifton may, at times reasonably convenient to Desert Hawk at reasonable intervals and at Clifton’s expense, have a representative present at any stage when Products are mined, handled, commingled, stored, treated, weighed, sampled, assayed or otherwise processed, and shall upon request be furnished with a representative part of any sample taken.

The right to receive the Royalty from Desert Hawk and its permitted successors as and when due is and shall be deemed to be a covenant which runs with the Leased Premises irrespective of any change in ownership or control thereof. Clifton’s right to receive Royalty payments from Desert Hawk shall not be deemed to constitute Clifton or Woodman the partner, agent or legal representative of Desert Hawk and shall not cause Clifton or Woodman to be responsible for any debt, liability or obligation of Desert Hawk.

[End]

EXHIBIT G

NOTICE OF AGREEMENT

AFTER RECORDING, PLEASE RETURN TO:

Desert Hawk Gold Corp.

1290 Holcomb Avenue

Reno, NV 89502

Notice of Partial Lease Termination

and Amended Agreement

NOTICE IS HEREBY GIVEN by Clifton Mining Company, a Utah corporation whose address is 705 East 50 South, American Fork, Utah 84003 (“Clifton”), The Woodman Mining Company, a Utah corporation whose address is 705 East 50 South, American Fork, Utah 84003 (together with Clifton, the “Lessors”), and Desert Hawk Gold Corp., a Nevada corporation whose address is 1290 Holcomb Avenue, Reno, Nevada 89502 (“Lessee”), that:

1. Lessors and Lessee (collectively, the “Parties”) entered into a Mining Venture Agreement dated as of July 24, 2009 (the “Original Agreement”), a memorandum of which was recorded on August 11, 2009 as entry number 330699 in the records of the Tooele County Recorder, in which Lessors granted to Lessee exclusive possession of certain patented and unpatented mining claims for exploration, development and mining purposes, and the right to occupy, explore, develop and mine such mining claims for minerals.

2. The Parties subsequently entered into an Amended and Restated Lease and Sublease Agreement dated as of July 24, 2009 (the “Amended Agreement”), a memorandum of which was recorded on June 14, 2010 as entry number 342985 in the records of the Tooele County Recorder, in which Lessors leased to Lessee certain patented and unpatented mining claims and subleased to Lessee certain Utah state mineral leases, for purposes of mineral exploration, development and mining. The Amended Agreement superseded and replaced the Original Agreement in its entirety.

3. On September 9, 2013, Lessee surrendered and relinquished from the Amended Agreement certain mining claims and mineral leases, by virtue of a Notice of Partial Lease Termination recorded on September 25, 2013 as entry number 389821 in the records of the Tooele County Recorder.

4. The Parties have entered into a Second Amended and Restated Lease Agreement dated February 7, 2019 (the “Agreement”). The Agreement (a) terminates the Amended Agreement as to certain of the mining claims and all of the mineral leases that were initially covered by the Amended Agreement, (b) supersedes and replaces the Amended Agreement as to the remaining mining claims that were initially covered by the Amended Agreement, and (c) amends, restates and replaces the Amended Agreement in its entirety with the Agreement, as set forth in the Agreement.

5. The Agreement concerns the real property in Tooele County, Utah described in Exhibit 1 attached hereto and incorporated herein, which property is referred to in the Agreement and herein as the “Leased Premises.” Under the terms of the Agreement, Lessors have granted to Lessee the right to explore, develop and mine the Leased Premises. Lessors are entitled under the Agreement to receive certain compensation from Lessee and to receive, under certain conditions, a royalty on the production and sale by Lessee of any minerals from the Leased Premises. Lessee is solely obligated under the Agreement to pay certain third-party royalties on the production and sale of any minerals from certain parts of the Leased Premises and to comply with certain agreements pertaining to such third-party royalties.

6. The term of the Agreement is for a period of 20 years from and after February 7, 2019 and for so long thereafter as the Leased Premises are being actively used by Lessee for commercial mining purposes, unless sooner terminated by the Parties as provided in the Agreement.

7. Lessee has surrendered and relinquished to Lessors, and does hereby surrender and relinquish of record to Lessors, all of the patented mining claims, unpatented mining claims, unpatented millsite claims and state mineral leases that were subject to the Original Agreement and to the Amended Agreement, except for the Leased Premises (the “Relinquished Properties”). Lessee no longer has any right, title or interest of any kind in or to any of the Relinquished Properties or any minerals or mineral products produced therefrom.

8. The Agreement allows Lessee to assign, sublease or otherwise transfer its interest in the Agreement only upon Lessors’ prior written consent, which consent cannot be unreasonably withheld, except that Lessee may, without Lessors’ consent, mortgage or otherwise pledge its interest in the Agreement to certain mortgagees for financing purposes in accordance with the terms of the Agreement. No assignment, sublease or transfer shall be effective against Lessors until Lessors receive written notice of the transfer in accordance with the terms of the Agreement.

9. This document is meant to give record notice of the Agreement and of Lessee’s relinquishment of all rights, title and interests in and to the Relinquished Properties, and to that end the Agreement is incorporated herein by reference and made a part hereof. Copies of the Agreement are in the possession of the Parties at the addresses given in the first paragraph of this document. The execution and recording of this document shall not limit, increase or in any manner affect any of the terms of the Agreement, or the rights, interests or obligations of the Parties thereunder. In the event of any conflict between the terms of the Agreement and the terms of this document, the terms of the Agreement shall control.

10. This document may be executed in counterparts and all counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this document, as contemplated in Section 13.15 of the Agreement, on the dates set forth in the acknowledgements below but effective as of the date of the Agreement.

[Signature page follows]

Lessors:

Clifton Mining Company, a Utah
corporation

By
Name
Title

The Woodman Mining Company, a
Utah corporation

By
Name
Title

Lessee:

Desert Hawk Gold Corp., a Nevada
corporation

By
Name
Title

STATE OF UTAH	)
: ss.
COUNTY OF__________________________	)

On this ______ day of ________________, 2019, personally appeared before me, a Notary Public, ______________________________, the __________________ of Clifton Mining Company, a Utah corporation, who acknowledged that he or she executed the above instrument on behalf of said corporation.

[seal]
NOTARY PUBLIC, residing in

STATE OF UTAH	)
: ss.
COUNTY OF__________________________	)

On this ______ day of _______________, 2019, personally appeared before me, a Notary Public, ______________________________, the __________________ of The Woodman Mining Company, a Utah corporation, who acknowledged that he or she executed the above instrument on behalf of said corporation.

[seal]
NOTARY PUBLIC, residing in

STATE OF	)
: ss.
COUNTY OF_________________________	)

On this ______ day of _________________, 2019, personally appeared before me, a Notary Public, ______________________________, the __________________ of Desert Hawk Gold Corp., a Nevada corporation, who acknowledged that he or she executed the above instrument on behalf of said corporation.

[seal]
NOTARY PUBLIC, residing in

My commission expires:

Exhibit 1

Leased Premises

Patented Mining Claims (10)

The indicated portions of the following 10 patented mining claims located within Sections 18, 19 and 30, T8S, R17W, and Sections 24 and 25, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	Lot or Mineral Survey Number	Portion
Atlantis	Lot 44	Surface estate only
Columbia	Lot 43	Surface estate only
Elephant	Lot 65	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
Fleet Wing	Lot 42	Surface estate only
Iron	Lot 46	Surface estate only
Juniper	Lot 57	Surface estate only
Neptune	Lot 40	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
New Baltimore	MS 4389	All
Paymaster No. 2	Lot 55	Surface estate only
Sunshine	Lot 67	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A

Unpatented Mining Claims (66)

The indicated portions of the following 66 unpatented mining claims located within Sections 17, 18, 19, 20, 25 and 30, T8S, R17W, and Section 25, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	BLM Serial No.	Portion
Clifton #7	UMC317850	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
Clifton #8	UMC317851	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
Clifton #10	UMC317853	Surface estate only
Clifton #11	UMC317854	Surface estate only
Clifton #15	UMC317858	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
Clifton #17	UMC317860	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
Clifton #18	UMC317861	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
IP 6	UMC317901	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit 1-A
IP 14	UMC369142	All
IP 14A	UMC317911	Surface estate only

Claim Name	BLM Serial No.	Portion
IP 15	UMC317913	Surface estate only
IP 18	UMC317915	All
IP 19	UMC317916	Surface estate only
IP 20	UMC317917	All
IP 20A	UMC317918	All
IP 21	UMC317919	Surface estate only
IP 22	UMC317920	All
IP 22A	UMC317921	All
IP 23	UMC317922	All
IP 24	UMC317923	All
IP 25	UMC317924	All
IP 26	UMC317925	All
IP 27	UMC317926	All
IP 29	UMC317928	All
IP 30	UMC317929	All
IP 31	UMC317930	All
IP 32	UMC317931	All
IP 33	UMC317932	All
IP 34	UMC317933	All
IP 35	UMC317934	All
IP 50	UMC369143	All
IP 51	UMC369144	All
IP 53	UMC317948	Surface estate only
IP 54	UMC317949	All
Pearl 215	UMC369187	All
Pearl 216	UMC369188	All
Pearl 218	UMC369189	All
Pearl 219	UMC369190	All
Pearl 220	UMC369191	All
Pearl 222	UMC318009	All
Pearl 222A	UMC318010	All
Pearl 241	UMC369203	All
Pearl 242	UMC369204	All
Pearl 243	UMC369205	All
Pearl 244	UMC369206	All
Pearl 245	UMC369207	All
Pearl 246	UMC369208	All
Pearl 266	UMC371747	All
Pearl 267	UMC371748	All
Pearl 268	UMC318033	All
Pearl 269	UMC318034	All
Pearl 270	UMC318035	All
Pearl 275	UMC318036	All
Pearl 276	UMC318037	All
Pearl 292	UMC369217	All
Pearl 293	UMC369218	All
Pearl 294	UMC318048	All
Pearl 295	UMC318049	All
Pearl 296	UMC318050	All
Pearl 322A	UMC369222	Surface estate only
Pearl 325	UMC371749	Surface estate only
Pearl 325A	UMC369225	All
Pearl 354	UMC318076	Surface estate only
Pearl 355	UMC318077	Surface estate only
Pearl 356	UMC318078	Surface estate only
Pearl 357	UMC318079	Surface estate only

EXHIBIT 1-A

01/17/2019 New Kiewit Project Boundaries - Heap Area

LEGEND
New Kiewit Project Boundary
Ex. Project Facilities
Proposed Project Heap Leach Pad
Proposed Project Haul Road
0'
500'
1000'
1 inch = 500 feet
N
19
Pearl-321A
Pearl-322A
Pearl-325A
IP-14A
IP-20A
IP-22A
Horse Shoe #2
Flat-500
Keystone #2
Keystone
Latrobe
Pearl-353
Pearl-354
Pearl-355
Pearl-356
Pearl-357
IP-15
IP-53
IP-19
IP-21
IP-23
IP-25
Iron #6
Atlantic
Juniper
Paymaster #
Clifton-12
Clifton-11
Clifton-10
Clifton-13
Gold Link
Fleet Wing
Columbia
Sunshine
Clifton-7
Clifton-17
Alliance
George E
IP-10
IP-12
IP-14B
Albany
Neptune
U76746 PX Apln
Clifton-20
IP-7A
Clifton-19
Mount Vernon
Lost Treasure
Clifton-14
Herat
Flat-312
Flat-313
IP-9
IP-11
IP-13
IP-15B
You Owe Me
Owe You and You Owe Me

EXHIBIT H

NON-COMPETE AREA

01/17/2019 New Kiewit Project Boundaries - Overall

LEGEND
New Kiewit Project Boundary
New Non-Compete Boundary
Ex. Project Facilities
Proposed Project Heap Leach Pad
Proposed Project Haul Road
N
0'
1500'
3000'
1 inch = 1500 feet
7
8
12
13
17
18
19
20
24
25
29
30